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                                                                      Exhibit 16
                                                                      ----------

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated September 3, 1999 of Genesis Direct, Inc., and are in agreement with the statements contained in paragraphs a, b, and c therein. We have no basis to agree or disagree with other statements contained therein.

                                        /s/ Ernst & Young LLP

September 3, 1999